As filed with the Securities and Exchange Commission on June 20, 2003
Registration No. 333-48017

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO
FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

H. J. HEINZ COMPANY
(Exact Name of Registrant as Specified in Its Charter)

Pennsylvania	25-0542520
(State or Other Jurisdiction of	(I.R.S. Employer
Incorporation or Organization)	Identification Number)

600 Grant Street
Pittsburgh, Pennsylvania 15219
(412) 456-5700
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Leonard A. Cullo, Jr.
Treasurer 600 Grant Street
Pittsburgh, Pennsylvania 15219
(412) 456-5700
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent For Service)

Copy to:
Robert H. Craft, Jr., Esq.
     Sullivan & Cromwell
1701 Pennsylvania Ave., N.W.
Suite 800
Washington, D.C. 20006
(202) 956-7500

Approximate date of commencement of proposed sale to the public: Not Applicable.

     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

      If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

       If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ _______

       If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐ ______

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. ☐

     H. J. Heinz Company, a Pennsylvania corporation (“Heinz”), filed a Registration Statement on Form S-3 on March 16, 1998 (Registration No. 333-48017), as amended by Amendment No. 1 thereto filed on March 19, 1998 (the “Registration Statement”), to register for issuance $750,000,000 of its Debt Securities and Warrants to Purchase Debt Securities. The Registration Statement was declared effective by the Securities and Exchange Commission on March 19, 1998. $550,000,000 of Debt Securities were sold under the Registration Statement.

     Heinz is filing this Post-Effective Amendment No. 1 to withdraw from registration under the Securities Act of 1933, as amended, the $200,000,000 of Debt Securities and Warrants to Purchase Debt Securities that remain unsold under the Registration Statement as of the date of filing of this Post-Effective Amendment No. 1. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Debt Securities and Warrants to Purchase Debt Securities.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to the registration statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, State of Pennsylvania, on June 20, 2003.

H. J. HEINZ COMPANY

By:	/s/ Leonard A. Cullo, Jr.

Leonard A. Cullo, Jr., Treasurer

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Post-Effective Amendment No. 1 to the registration statement on Form S-3 has been signed by the following persons in the capacities indicated on June 20, 2003.

Signature	Title

Chairman of the Board of Directors, President
*	and Chief Executive Officer

William R. Johnson

*	Director

Mary C. Choksi

*	Director

Leonard S. Coleman, Jr.

*	Director

Peter H. Coors

*	Director

Edith E. Holiday

Director

Candace Kendle

*	Director

Dean R. O’Hare

*	Director

Thomas J. Usher

*	Director

James M. Zimmerman

Signature	Title

*	Executive Vice President and Chief Financial
Officer (Principal Financial Officer)
Arthur Winkleblack

*	Vice President – Finance (Principal
Accounting Officer)
Edward McMenamin

/s/ Leonard A. Cullo, Jr.

* By Leonard A. Cullo, Jr., Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Document

24.1	Power of Attorney